As filed with the Securities and Exchange Commission on May 14, 2002
                                           Registration Statement No. 333-37684
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       ON
                              FORM S-11 TO FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------
                             PINNACLE HOLDINGS INC.
      (Exact name of Registrant as specified in its Governing Instruments)

                            301 NORTH CATTLEMEN ROAD
                                    SUITE 300
                             SARASOTA, FLORIDA 34232
                                 (941) 364-8886
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                  STEVEN R. DAY
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             PINNACLE HOLDINGS INC.
                            301 NORTH CATTLEMEN ROAD
                                    SUITE 300
                             SARASOTA, FLORIDA 34232
                                 (941) 364-8886
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              --------------------
                          Copies of communications to:

                           CHESTER E. BACHELLER, ESQ.
                              HOLLAND & KNIGHT LLP
                       400 NORTH ASHLEY DRIVE, SUITE 2300
                              TAMPA, FLORIDA 33602
                  PHONE: (813) 227-6431     FAX: (813) 229-0134
                              --------------------

         Pinnacle Holdings Inc.'s Registration Statement on Form S-11 (File No. 333-37684) registered $200,000,000 aggregate principal amount of Pinnacle Holdings Inc.'s 5.5% convertible subordinated notes due 2007 and 2,551,840 shares of Pinnacle Holdings Inc.'s common stock, par value $0.001 per share, issuable upon conversion of these convertible subordinated notes. This Registration Statement covers resales of these convertible subordinated notes and such shares by the securityholders named in the prospectus and any related prospectus supplements. As of the date of this Post-Effective Amendment, approximately $12,450,000 principal amount of convertible subordinated notes had been converted into approximately 158,851 shares of Pinnacle Holdings Inc. common stock. In addition, certain holders of the convertible subordinated notes may have sold their notes pursuant to this Registration Statement. The remaining principal amount of the convertible subordinated notes and the shares of Pinnacle Holdings Inc. common stock issuable upon conversion of those convertible subordinated notes, which have not been sold pursuant to this Registration Statement, are now eligible for resale pursuant to Rule 144 of the Securities Act of 1933, as amended. Accordingly, this Post-Effective Amendment is filed to deregister any unsold convertible subordinated notes and the shares of Pinnacle Holdings Inc. common stock issuable upon conversion of those unsold convertible subordinated notes.

================================================================================

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, PINNACLE HOLDINGS INC., a Delaware corporation, has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sarasota, State of Florida, on May 14, 2002.


                                       Pinnacle Holdings Inc.



                                       By: /s/ Steven R. Day
                                          --------------------------------------
                                          Steven R. Day
                                          President and Chief Executive Officer

                              --------------------

         Pursuant to the requirements of the Securities Act, this Post Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated on May 14, 2002.

                   SIGNATURES                                     TITLE                           DATE
                   ----------                                     -----                           ----



  /s/ Steven R. Day                                President,                                 May 14, 2002
-------------------------------------------------  Chief Executive Officer and Director
                  Steven R. Day



  /s/ William T. Freeman                           Chief Financial Officer and                May 14, 2002
-------------------------------------------------  Secretary
               William T. Freeman



                        *                          Director                                   May 14, 2002
-------------------------------------------------
                G. Peter O'Brien



                        *                          Director                                   May 14, 2002
-------------------------------------------------
                 J. Clarke Smith



                                                   Director                                   May 14, 2002
-------------------------------------------------
                   Paula Boggs



                                                   Director                                   May 14, 2002
-------------------------------------------------
                   Arthur Hill



           *By:  /s/ Steven R. Day
               ----------------------------------
                     Steven R. Day
                    Attorney-in-fact